7






             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


              Pursuant to Section 13 or 15 (d)
           of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                        July 6, 1999


                COMMUNITY TRUST BANCORP, INC.
   (Exact name of registrant as specified in its charter)

     Kentucky             0-11129            61-0979818
     (State or other    (Commission       (IRS Employer
     jurisdiction of    File Number)     Identification
     incorporation)                           No.)

     208 North Mayo Trail
     Pikeville, Kentucky                          41501
     (Address of principal executive offices)  (Zip Code)

     Registrant's telephone number, including area code:
                         (606) 432-1414

                       Not Applicable
     (Former name or former address, if changed since last report)

Item 5. Retirement of President & CEO

     Burlin Coleman, President & CEO of Community Trust
Bancorp, Inc. has retired after 50 years of service.  Mr.
Coleman will continue to hold the position of Chairman of the Board. Other promotions are announced.

     See Exhibit 1.

                         Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             Community Trust Bancorp, Inc.




July 8, 1999                 By:/s/Jean R. Hale
                             Jean R. Hale
                             President & CEO

                      INDEX TO EXHIBITS


Exhibit                                     Sequentially Numbered Pages

1         Community Trust Bancorp, Inc.                5-7
          Press Release dated July 6, 1999

Exhibit 1

Community Trust Bancorp, Inc.
P.O. Box 2947
Pikeville, KY  41502

                COMMUNITY TRUST BANCORP, INC.



                         NEWS RELEASE



      Burlin Coleman retires after 50 years of service



                and promotions are announced




For Immediate Release
Tuesday, July 06, 1999



Contact: Jean R. Hale
         Community Trust Bancorp, Inc.
         606-437-3294




       As announced during the Annual Shareholders meeting
       on April 27, 1999, Burlin Coleman retired as
       President and CEO of Community Trust Bancorp, Inc.
       effective June 30, 1999.  Mr. Burlin Coleman will
       continue to serve as Chairman of the Board of
       Community Trust Bancorp, Inc. and Community Trust
       Bank, N.A.    Ms. Jean R. Hale has assumed the role
       of President and CEO of Community Trust Bancorp,
       Inc.

       "Jean is a highly skilled and accomplished banker.
       Her thirty years, nearly twenty as a participant in senior management, has provided her with the skills and experience needed to fill this position. In addition, she is highly motivated and the hardest working person I know. I have complete confidence in her ability to lead Community Trust Bancorp, Inc.
       successfully in the new millennium," stated Burlin
       Coleman.

       Jean has been extremely active in community involvement at local, regional and national levels.
       She is a director of the Federal Reserve Bank of Cleveland, Cincinnati Branch. She currently serves on the Board of Directors of many organizations including: Kentucky Economic Development Finance
       Authority of the State of Kentucky, Kentucky Coal and Export Council, Prestonsburg Community College,
       East Kentucky Exposition Center, Commonwealth Small
       Business Development Corporation, and is Vice
       Chairman of the Honey Branch Development
       Corporation.  Jean is a graduate of Pikeville
       College with a Bachelor of Science degree in Business and a graduate of the prestigious Stonier
       School of Banking at Rutgers University.

       Jean is married to Jack Hale and has one son, Michael J. Hale.

       Mark Gooch has been promoted to Ms. Hale's previous position, President and CEO of Community Trust Bank,
       N.A.

       Mr. Gooch has been in the banking industry since
       1976, during which time he has held many positions.
       He began his career in the Neon Branch office. Mark has progressed in his career to such positions as Branch Manager, Loan Officer, Compliance Officer,
       Cashier, Vice President and Chief Operating Officer and President and CEO of the Whitesburg Market. In
       1997 he was promoted to the position of Executive
       Vice President - Operations Division. With this wide array of experience, Mr. Gooch brings in-depth banking knowledge to his new position as President and CEO of Community Trust Bank, N.A.

       Mr. Gooch received his Bachelor of Business
       Administration in Finance from the University of Kentucky.

       Mark resides in Pikeville with his wife Patricia and their three children, Gabriel, Natalie and Stacie.
       He is very involved in his children's extra curricular activities including the Pikeville Senior
       League Baseball.

       Jean R. Hale stated, "Mark is a great asset to our company and exemplifies the qualities and character
       Community Trust Bank is built on."

       Charlotte Vance has been promoted to Mark Gooch's previous position, Executive Vice
       President/Operations.

       Ms. Vance has been in the banking industry since
       1976 and has held many positions throughout the company such as; Auditor, Corporate Compliance
       Manager, and most recently Senior Vice
       President/Deposit Operations.

       Ms. Vance received her Bachelor of Science degree in Business Administration from Morehead State
       University. She has also attended many banking related schools such as the National Graduate School of Compliance and the BAI Operations and Technology
       School.

       Community Trust Bancorp, Inc. with assets of $2.2 billion, is headquartered in Pikeville, Kentucky, and has 62 banking locations across eastern and central Kentucky, and 7 banking locations in West
       Virginia.